UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2015

Patriot National, Inc.

(Exact Name of registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2015 (the “Signing Date”), Patriot National, Inc. (the “Company”) entered into several agreements (collectively, the “Rescission and Exchange Agreement”) with Steven M. Mariano, the President and Chief Executive Officer of the Company (the “Stockholder”), and certain investors named therein (the “Investors”), pursuant to which the Company has rescinded the purchase and sale of an aggregate of 1,666,666 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) (in the form of 666,666 shares of common stock and a prepaid warrant for 1,000,000 shares of common stock) issued on December 16, 2015, for an aggregate purchase price of approximately $20 million, and the Company has exchanged the warrants previously issued by the Company to each of the Investors for new warrants (the “New Warrants”) to purchase up to an aggregate of 3,250,000 shares of Common Stock (the “New Warrant Shares”) (the “Transaction”). The Rescission and Exchange Agreement contains certain customary representations and warranties accompanied by certain indemnification rights and certain customary and other closing conditions.

On the Signing Date, the Company and the Stockholder amended and restated a stock back-to-back agreement (the “Amended and Restated Stock Back-to-Back Agreement”), pursuant to which the Company will repurchase a number of shares of Common Stock owned by the Stockholder equal to 100% of the New Warrant Shares to be issued in connection with the exercise by Investors of the New Warrants, resulting in no dilution for existing shareholders.

On the Signing Date, the Company and the Stockholder entered into a Voting Agreement, pursuant to which the Stockholder agrees to vote in favor of issuances of shares of Common Stock in the event that, as a result of an increase in the number of New Warrant Shares that may be purchased upon exercise of the New Warrants to the Adjusted Share Amount (as defined in the New Warrants), such number of New Warrant Shares would exceed the Exchange Cap (as defined in the New Warrants).

The issuance of the warrants is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to rely upon Section 4(a)(2) of the Securities Act, as the issuance of the New Warrants pursuant to the Rescission and Exchange Agreement does not involve a public offering and further upon reliance on the representation by each Investor that it is acquiring the securities for its own account, for investment only, and not with a view to any resale or public distribution thereof.

The foregoing description of the Rescission and Exchange Agreement, the Amended and Restated Stock Back-to-Back Agreement, the Voting Agreement and the New Warrants, does not purport to be complete and is qualified in its entirety by reference to the Rescission and Exchange Agreement, the Amended and Restated Stock Back-to-Back Agreement, the form of Voting Agreement and the form of New Warrants, copies of which are included as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On December 23, 2015, the Company issued a press release announcing its entry into the Rescission and Exchange Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are attached to this Current Report on Form 8-K

Exhibit No.	Exhibit

4.1	Form of New Warrants (included in Exhibit 10.1)

10.1	Rescission and Exchange Agreement, dated as of December 23, 2015, among Patriot National, Inc. and the investors named therein

10.2	Amended and Restated Stock Back-to-Back Agreement, dated as of December 23, 2015, between Patriot National, Inc. and Steven M. Mariano

10.3	Form of Voting Agreement (included in Exhibit 10.1)

99.1	Press Release dated as of December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: December 23, 2015	By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Form of New Warrants (included in Exhibit 10.1)

10.1	Rescission and Exchange Agreement, dated as of December 23, 2015, among Patriot National, Inc. and the investors named therein

10.2	Amended and Restated Stock Back-to-Back Agreement, dated as of December 23, 2015, between Patriot National, Inc. and Steven M. Mariano

10.3	Form of Voting Agreement (included in Exhibit 10.1)

99.1	Press Release dated as of December 23, 2015